UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 29, 2021

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Employment Agreement (as defined in Item 5.02, below) is incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 29, 2021, as part of an internal realignment of roles and duties stemming from the Company’s focus on its non-energy segments’ significant growth, Amanda Kabak, the Chief Technology Officer of CleanSpark, Inc., a Nevada corporation (the “Company”), stepped down from her role as Chief Technology Officer. As a result, the employment agreement between the Company and Ms. Kabak, dated October 26, 2020 (the “Employment Agreement”), terminated effective as of October 29, 2021. Ms. Kabak has advised the Company that her decision to step down from the role of Chief Technology Officer was not based on any disagreement with the Company on any matter relating to its operations, policies or practices.

Ms. Kabak will continue to work for the Company in the role of VP of Software Architecture. The Company does not currently expect to replace the role of Chief Technology Officer at the corporate level, as all software development efforts will occur at the subsidiary level under the direction of the President of the Energy Division.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: October 29, 2021	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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